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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Sunoco, Inc. Registration Statements listed below, of our report dated February 7, 2000 (except for Note F and Note O, as to which the date is March 29, 2000) relating to the 1999 financial statements of Aristech Chemical Corporation appearing in this Current Report, to be filed on or about March 15, 2001, on Form 8-K/A of Sunoco, Inc.:

         Sunoco, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931);

         Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941);

         Sunoco, Inc. Long-Term Incentive Plan Form S-8 Registration Statement (Registration No. 33-10055);

         Sunoco, Inc. and Subsidiaries Stock Supplement Plan Form S-8 Registration Statement (Registration No. 2-53283);

         Sunoco, Inc. Executive Long-Term Stock Investment Plan Form S-8 Registration Statement (Registration No. 33-44059);

         Sunoco, Inc. Employee Option Plan Form S-8 Registration Statement (Registration No. 33-49275);

         Sunoco, Inc. Shareholder Access and Reinvestment Plan Form S-3 Registration Statement (Registration No. 333-78881);

         Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-40876);

         Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-39834);

         Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-52615);

         Sunoco, Inc. Deferred Compensation Plan Form S-8 Registration Statement (Registration No. 333-49340); and

         Sunoco, Inc. Savings Restoration Plan Form S-8 Registration Statement (Registration No. 333-49342).



/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 14, 2001